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                                                                 EXHIBIT (10)(b)

                              GUILFORD MILLS, INC.
                      KEY MANAGER SHORT-TERM INCENTIVE PLAN
                     (THE "STIP") FOR THE 2003 FISCAL YEAR -
                           SUMMARY OF PRINCIPAL TERMS

-        The STIP is an annual cash bonus plan for designated key employees.
         Selection of participants in the STIP is made on an annual basis; STIP participation in one year does not guarantee STIP participation in any subsequent year. Bonus payments under the STIP are contingent upon the Company's EBITDA results for the fiscal year.

- A targeted EBITDA has been established for the 2003 fiscal year. If such target is met, each STIP participant is eligible to receive 100% of his target award, subject to adjustment based upon individual performance as discussed below. (Each participant's target award is expressed as a percentage of his base salary.)

- If the Company's actual EBITDA varies from the targeted EBITDA, an adjustment will be made to each participant's target award, except that no bonuses will be paid under the STIP if the Company's actual EBITDA is less than 80% of the targeted EBITDA.

- If bonuses are payable under the STIP given the Company's EBTIDA performance, then each STIP participant's actual bonus payment will be subject to adjustment (in addition to any adjustment made in accordance with the preceding paragraph) based upon his individual performance relative to individual performance objectives.

- A person selected to participate in the STIP must be an active, full time employee of the Company at the time the Company makes payments under the STIP in order to be entitled to receive his STIP bonus.